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                                                                    Exhibit 23.0


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in each of the thirteen Registration Statements on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-47459, No.
333-47461, No. 333-67493, No. 333-75145, No. 333-79099 and No. 333-64984), and
in the Registration Statements on Form S-3 (No. 333-68017 and No. 333-73177) of Mattel, Inc. and its subsidiaries of our report dated January 30, 2002 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 28, 2002